EXHIBIT 99.1

FOR MORE INFORMATION CONTACT:

David Riddiford Chief Financial Officer Action Performance Companies 602-337-3999

or

Jeffrey Schoenborn
Burson-Marsteller
212-614-4792
jeffrey_schoenborn@nyc.bm.com

ACTION PERFORMANCE REPORTS FISCAL FOURTH QUARTER

AND FISCAL YEAR 2004 FINANCIAL RESULTS

     PHOENIX — November 15, 2004 — Action Performance Companies, Inc. (NYSE: ATN), the leader in the design, marketing, promotion and distribution of licensed motorsports merchandise, today reported financial results for the fourth quarter and fiscal year ended September 30, 2004.

     Action also announced the company’s board elected one of its independent members, Herbert M. Baum, to serve as lead director.

     The company reported revenues of $97.4 million for the fourth quarter, a decline of $8.5 million, or 8.0%, from revenues of $105.8 million for the same period last year. Revenues for the fourth quarter included $12.0 million from Funline, which was acquired in September of 2003 and contributed $0.5 million in the prior year quarter. Excluding the impact of the Funline acquisition, revenues were down $20.0 million, or 19.0% from the same period last year.

     For the quarter, the company had a net loss of $2.9 million, or $0.16 per share (fully diluted), which was down from income of $2.7 million, or $0.15 per share (fully diluted) for the fourth quarter of 2003.

     Included in the results for the fourth quarter of 2004 was a $4.0 million (pre-tax) expense for a reserve for distributor accounts receivable, a $2.2 million (pre-tax) expense to write inventory and accounts receivable for the Jeff Hamilton business down to estimated net realizable value, and an $0.8 million (pre-tax) expense for settlement of litigation with New Hampshire International Speedway. Action looks forward to continuing its relationship with the New Hampshire track during the 2005 race season.

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     For the full 2004 fiscal year, revenues were $344.3 million, a decline of $25.1 million, or 6.8%, from the 2003 fiscal year. Revenues for the year included $42.1 million from Funline, which was acquired in 2003 and contributed $0.5 million in that year. Excluding the impact of the Funline acquisition, revenues were down $66.8 million, or 18.1% from last year.

     For 2004, the company had net income of $0.5 million, or $0.03 per share (fully diluted), which was down from $24.2 million, or $1.33 per share (fully diluted), for 2003.

     “This ends what has been a challenging and disappointing year for Action Performance,” Chief Executive Officer Fred Wagenhals said. “At the same time, I believe that we recognize the problems we face, have the right team to address them, and have begun to make the changes necessary to bring Action back to the level of performance our shareholders deserve.”

     Specifically, Wagenhals explained that the company needs to provide a more focused product line, and that product line needs to be delivered to the market in a manner that meets our consumers’ expectations. In addition, the company needs to further penetrate more traditional retail outlets. Action intends to provide more detailed turnaround plans later in the first half of fiscal 2005.

     Wagenhals concluded, “Most importantly of all, in 2005 Action will be a profit focused company, determined to create value for our shareholders.”

     Another measure to further strengthen the company and position it for turnaround was the board’s naming of a lead director, reflecting a growing corporate governance trend among U.S. public companies. Baum, who first became an Action director in 2000, was elected lead director by the company’s board during its regular November meeting. Baum is president and chief executive officer of The Dial Corporation, and is one of seven independent directors on Action’s 10-member board.

About Action Performance

     Action Performance Companies Inc. (NYSE: ATN) is the leader in the design, promotion, marketing and distribution of licensed motorsports merchandise. The Company’s products include a broad range of motorsports-related die-cast replica collectibles, apparel, souvenirs and other memorabilia. Action Performance markets and distributes products through a variety of channels including the Action Racing Collectables network of wholesale distributors, the Racing Collectables Club of America, QVC, goracing.com, trackside at racing events, direct corporate promotions, mass retail, department stores, and specialty dealers. Additional information about Action Performance can be found at www.action-performance.com.

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     This press release may contain forward-looking statements regarding the company’s expectations performance and prospects. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its business plan, competitive pressures, acceptance of the Company’s products and services in the marketplace, the success of new marketing programs, the Company’s ability to successfully execute its agreements with other parties, general economic conditions, and other risks discussed in the Company’s Form 10-K, dated September 30, 2003, on file with the U.S. Securities and Exchange Commission.

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Balance Sheets
September 30, 2004 and 2003
(in thousands)

	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$12,580	$49,462
Accounts receivable, net	51,769	69,890
Inventories	56,947	43,232
Prepaid royalties	2,834	4,470
Taxes receivable	2,126	—
Deferred income taxes	8,766	5,291
Prepaid expenses and other	5,920	3,161

Total Current Assets	140,942	175,506

Long-Term Assets:
Property and equipment, net	64,878	62,951
Goodwill	88,653	87,448
Licenses and other intangibles, net	56,614	44,426
Other	3,196	2,357

Total Long-Term Assets	213,341	197,182

	$354,283	$372,688

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$28,778	$36,734
Accrued royalties	10,702	9,692
Accrued expenses	8,757	11,764
Taxes payable	1,742	3,156
Current portion of long-term debt	4,009	567

Total Current Liabilities	53,988	61,913

Long-Term Liabilities:
Long-term debt	11,882	34,425
Deferred income taxes and other	25,277	11,816

Total Long-Term Liabilities	37,159	46,241

Commitments and Contingencies
Minority Interests	2,509	2,941
Shareholders’ Equity	260,627	261,593

	$354,283	$372,688

Certain prior period amounts have been reclassified to conform to the current year presentation.

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Three and Twelve Months Ended September 30, 2004 and 2003
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	2004	2003	2004	2003
Net sales	$97,377	$105,843	$344,330	$369,458
Cost of sales	71,695	75,039	247,959	245,879

Gross profit	25,682	30,804	96,371	123,579

Operating expenses:
Selling, general and administrative	28,747	25,892	90,713	82,598
Amortization of licenses and other intangibles	928	841	3,802	3,416

Total operating expenses	29,675	26,733	94,515	86,014

Income (loss) from operations	(3,993)	4,071	1,856	37,565

Interest expense	(462)	(357)	(1,832)	(2,085)
Gain (loss) on extinguishment of debt	(322)	—	(322)	34
Foreign currency gains	588	467	1,545	3,574
Earnings from joint venture	404	62	1,370	62
Other income	89	111	204	485
Other expense	(261)	(1,023)	(1,215)	(1,909)

Income (loss) before income taxes	(3,957)	3,331	1,606	37,726
Income taxes	(1,081)	635	1,066	13,499

Net income (loss)	(2,876)	2,696	540	24,227
Other comprehensive income	414	97	1,032	2,118

Comprehensive income (loss)	$(2,462)	$2,793	$1,572	$26,345

Earnings (Loss) Per Common Share:
Basic	$(0.16)	$0.15	$0.03	$1.36
Diluted	$(0.16)	$0.15	$0.03	$1.33
Weighted Average Shares Outstanding:
Basic	18,366	17,916	18,328	17,856
Diluted	18,366	18,368	18,600	18,259

Certain prior period amounts have been reclassified to conform to the current year presentation.

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
Twelve Months Ended September 30, 2004 and 2003
(in thousands)

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$540	$24,227
Adjustments to reconcile net income to cash provided by operations —
Deferred income taxes	(885)	3,354
Depreciation and amortization	30,184	26,153
Stock option tax benefits	142	623
Gain (loss) on extinguishment of debt	322	(34)
Undistributed earnings from joint venture	(1,370)	(62)
Other	1,149	982
Changes in assets and liabilities, net of businesses acquired and disposed —
Accounts receivable, net	18,456	(1,865)
Accounts payable and accrued expenses	(9,469)	(6,117)
Income taxes receivable and payable	(3,660)	(1,851)
Inventories	(13,077)	(363)
Prepaid royalties and accrued royalties	2,539	(4,226)
Other	(5,058)	(1,395)

Net cash provided by operating activities	19,813	39,426

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net	(24,856)	(33,121)
Acquisition of businesses	(8,142)	(15,733)
Other	615	—

Net cash used in investing activities	(32,383)	(48,854)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt borrowings	11,700	3,001
Long-term debt repayments	(31,303)	(9,429)
Common stock purchases for treasury	—	(2,024)
Dividends paid — common shareholders	(3,663)	(2,497)
Dividends paid — minority interest shareholders	(1,609)	(1,256)
Stock option and other exercise proceeds	330	871

Net cash used in financing activities	(24,545)	(11,334)

Effect of exchange rates on cash and cash equivalents	233	639

Net change in cash and cash equivalents	(36,882)	(20,123)
Cash and cash equivalents, beginning of period	49,462	69,585

Cash and cash equivalents, end of period	$12,580	$49,462

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ACTION PERFORMANCE COMPANIES, INC.
Unaudited Schedule of Net Sales by Channel
Three and Twelve Months Ended September 30, 2004 and 2003
(in thousands)

	Three Months Ended		Twelve Months Ended
	2004	2003	2004	2003
Domestic Die-cast:
Wholesale distribution and promotion	$14,059	$25,494	$63,695	$102,003
Wholesale to mass-merchant retailers	18,262	2,350	59,146	22,140
Retail through collector’s catalog club	5,735	5,545	19,485	24,406
Foreign die-cast — wholesale distribution and promotion	9,768	9,122	36,903	34,631

Total die-cast	47,824	42,511	179,229	183,180

Domestic Apparel and Memorabilia:
Wholesale distribution and promotion	15,670	23,910	68,818	82,254
Wholesale to mass-merchant retailers	17,057	21,082	43,519	48,587

Total apparel and memorabilia	32,727	44,992	112,337	130,841

Retail at Trackside	16,311	17,473	49,928	52,456
Royalties and Other	515	867	2,836	2,981

Net Sales	$97,377	$105,843	$344,330	$369,458

Net Sales from Businesses Acquired in Fiscal 2003	$12,000	$480	$42,140	$480

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